UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2009

MOHAWK INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13697	52-1604305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia 30701

(Address of Principal Executive Offices) (Zip Code)

(706) 629-7721

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2009, Unilin Industries BVBA (the “Company”), a wholly-owned subsidiary of Mohawk Industries, Inc., and BVBA “F. De Cock Management” entered into a Service Agreement pursuant to which Frans G. De Cock will render certain transition services to the Unilin business segment. Pursuant to the Service Agreement, Mr. De Cock will receive an annual base amount of EUR 236,598 and an annual retainer amount of EUR 12,132. Mr. De Cock will also be eligible for an annual bonus of up to 85% of the base amount and an annual grant of up to 5,000 options to purchase Mohawk stock. The Company will reimburse all reasonable expenses incurred for services rendered to the Company.

The Service Agreement restricts Mr. De Cock from providing services to competing companies or soliciting employees or customers for two years following the termination of the Service Agreement. The initial term of the Service Agreement expires on December 31, 2009. It may be renewed for subsequent one year terms, and is subject to termination by either party upon three months’ written notice.

A copy of the Service Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Service Agreement, dated as of February 24, 2009, by and between Unilin Industries BVBA and BVBA “F. De Cock Management”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHAWK INDUSTRIES, INC.

	By:	/s/ James T. Lucke
James T. Lucke
Vice President and General Counsel
Dated: February 25, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Service Agreement, dated as of February 24, 2009, by and between Unilin Industries BVBA and BVBA “F. De Cock Management”